Exhibit 32

CERTIFICATION

The undersigned certify pursuant to 18 U.S.C. §1350, that:

(1)	The accompanying Quarterly Report on Form 10-Q for the period ended April 30, 2017 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the accompanying Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	June 13, 2017	/s/ Todd M. Austin
Todd M. Austin Chief Executive Officer

Date:	June 13, 2017	/s/ Jill D. Burchill
Jill D. Burchill Interim Chief Financial Officer